                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

               International Lottery & Totalizator Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                          [INTERNATIONAL LOTTERY LOGO]

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 FARADAY AVENUE
                        CARLSBAD, CALIFORNIA 92008-7297

                            ------------------------

                            NOTICE OF ANNUAL MEETING

     The 2001 Annual Meeting of Shareholders of International Lottery & Totalizator Systems, Inc. (the "Company") will be held at 3:00 p.m., Pacific Daylight Savings Time, on Thursday, June 28, 2001 at the Grand Pacific Palisades Resort & Hotel, 5805 Armada Drive, Carlsbad, California, for the purpose of:

     Electing seven directors for the ensuing year.

     Shareholders of record at the close of business on May 4, 2001 will be entitled to vote at the meeting. The transfer books will not be closed. The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is May 15, 2001.

                                          By order of the Board of Directors,

                                          /s/ M. MARK MICHALKO

                                          M. Mark Michalko
                                          President

May 15, 2001
Carlsbad, California

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 FARADAY AVENUE
                        CARLSBAD, CALIFORNIA 92008-7297

                            ------------------------

                                PROXY STATEMENT

     Proxies in the form enclosed with this statement are solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held in Carlsbad, California, on June 28, 2001, including any adjournments or postponements thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any holder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the holder is present at the meeting and elects to vote in person.

                               VOTING SECURITIES

     The voting securities of the Company consist of its common shares of which 12,943,000 shares are outstanding as of May 4, 2001. Only holders of common shares of record on the books of the Company at the close of business on May 4, 2001, which is the record date, will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share, and has the right to cumulate his or her votes for directors if his or her candidate's or candidates' names have been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The persons named in the enclosed proxy may or may not elect to give such notice and vote the shares they represent in such a manner.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, as indicated on the accompanying proxy card.

     The approximate date on which this proxy statement and form of proxy are first being sent or given to shareholders is May 15, 2001.

                             ELECTION OF DIRECTORS

     The Board currently consists of the following nine directors: Frederick A. Brunn, Chan Kien Sing, Theodore A. Johnson, M. Mark Michalko, Alain K. K. Lee, Ng Foo Leong, Leonard G. Morrissey, Martin J. O'Meara, Jr., and Michael G.R. Sandberg. The current directors will serve until the Annual Meeting and until their respective successors have been duly elected and qualified. Seven of the current directors of the Company has been nominated and recommended for election to serve as a director for a term of one year and until his successor has been duly elected and qualified. Each of the director nominees has individually advised the Board that he is able and willing to serve as a director of the Company. If no contrary indication is made, proxies in the accompanying form are to be voted for each of the seven nominees for director or, if for any reason any of them become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute nominee or nominees proposed by the Board of Directors.

     The following table sets forth certain information regarding the beneficial ownership of the Company's common shares as of May 1, 2001 by (i) each director and nominee for director of the Company, (ii) an executive officer, (iii) the executive officer and directors of the Company as a group and (iv) each person or entity who is a beneficial owner of more than 5% of the Company's outstanding common shares. With respect to each director or nominee of the Company, the table also sets forth his age, the year he was first elected as a director, employment history for the past five years, and other directorships. With respect to the executive officer who is not a director, the table sets forth his age, position with the Company, and employment history for the past five years. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                                       PERCENT
                 NAME OF BENEFICIAL OWNER                    AMOUNT                    OF CLASS
                 ------------------------                   ---------                  --------
FREDERICK A. BRUNN, 56, Director since 1989. President         47,975(A)                    *
  from February 1994 to May 1997. Chief Executive Officer,
  San Diego Manufacturing Extension Center April 1998 to
  September 1999. Principal, California Motorcycle Tours,
  1999 to December 2000. Vice President, San Diego Tech
  Center, Transcore, December 2000 to present.
CHAN KIEN SING, 44, Director since June 1993. Group            11,669(B)                    *
  Executive Director of Berjaya Group Berhad since 1990.
THEODORE A. JOHNSON, 60, Director since 1979. President,       30,275(B)                    *
  Minnesota Cooperation Office for Small Business and Job
  Creation, Inc. from 1980 to present. Director of
  Surgidyne, Inc. and Humanetics Corp. for at least the
  last five years.
M. MARK MICHALKO, 46, Director since February 1994.            63,941(C)                    *
  President since May 1997, Executive Vice President from
  February 1994 to May 1997.
ALAIN K. K. LEE, 45, Director since May 1999. Executive         4,900(D)                    *
  Vice President, Roadhouse Grill, Inc. since July 1998
  and Director since January 1998. Director of several
  companies in the food industry affiliated with Berjaya.
  Berjaya Group Chief Financial Officer and General
  Manager of several Berjaya Group subsidiary companies
  from 1990 to 1997.
NG FOO LEONG, 50, Director since June 1993. Executive          11,669(B)                    *
  Director, Sports Toto Malaysia Sdn. Bhd., a lottery
  gaming company, from 1985 to present.
MARTIN J. O'MEARA, JR., 72, Director since 1979.              123,111(B)                    *
  President, The Budget Plan, Inc., a privately owned
  company engaged in the consumer loan business, and has
  been so employed for more than five years.

                                                                                       PERCENT
                 NAME OF BENEFICIAL OWNER                    AMOUNT                    OF CLASS
                 ------------------------                   ---------                  --------
MICHAEL G. R. SANDBERG, 73, Director since 1987. Private       39,336(B)                    *
  investor. Chairman and Chief Executive of the Hong Kong
  and Shanghai Banking Corporation from 1977 to 1986.
  Director of Broadstreet, Inc., a bank holding
  company.(a)
TIMOTHY R. GROTH, 52, Vice President, Technical Operations     27,808(E)                    *
  since 1994.
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (9            360,684(A)(B)(C)(D)(E)      2.7%
  PERSONS)
BERJAYA LOTTERY MANAGEMENT (H.K.) LIMITED (BERJAYA)         9,245,317(F)                 71.4%

---------------
(A) Includes 37,669 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of May 4, 2001.

(B) Includes 11,669 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of May 4, 2001.

(C) Includes 56,427 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of May 4, 2001.

(D) Includes 4,900 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of May 4, 2001.

(E) Includes 21,503 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of May 4, 2001.

(F) Chan Kien Sing, Alain K. K. Lee and Ng Foo Leong are employees of an affiliate of Berjaya. All three individuals disclaim beneficial ownership of such shares. Berjaya's business address is Level 28, Menara Shahzan Insas, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.

     (a) not standing for re-election

 *   Less than one percent of the outstanding common shares.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2000, three meetings of the Board of Directors were held. Each incumbent director attended all meetings of the Board of Directors held during the year in which he was a director, except that Michael G. R. Sandberg and, Ng Foo Leong missed two meetings and Chan Kien Sing missed one meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has an Executive Committee, which consists of Messrs. Chan, Johnson, Lee and Michalko. The Executive Committee held one meeting during the year. The Executive Committee may exercise all the authority of the Board in the management of the Company except for matters expressly reserved by law for board action.

     The Board has an Executive Compensation Committee (the "Compensation Committee") consisting of Messrs. Johnson, Lee and Chan. The Compensation Committee met twice during the year. Its function is to establish compensation for all executive officers of the Company and to administer the Company's stock option plans.

     The Board has an Audit Committee consisting of Messrs. Morrissey, Chan and Lee. The Audit Committee held five meetings during the year. The Audit Committee reviews and evaluates internal auditing controls and recommends to the Board a firm of independent public accountants to serve as auditors. The Audit Committee reviews the periodic SEC filings with such auditors and the scope and result of their audit, fees for services and independence in servicing the Company.

     The Board has a Nominating Committee consisting of Messrs. Chan, Johnson and Michalko. The Nominating Committee held one meeting during the year. The Nominating Committee seeks out, evaluates and recommends to the Board qualified nominees for election as directors of the Company and considers other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee.

     The Affiliations Committee reviews and approves the fairness to the Company of any transactions between the Company and Berjaya. The members of the Committee are Messrs. O'Meara, Brunn, Johnson and Michalko. The Affiliations Committee held two meetings during the year.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer of $4,000 plus $500 per board meeting and reimbursement for all related expenses. The chairman of each committee who is not an employee of the Company receives an additional annual retainer of $1,000. Each committee member receives $500 per committee meeting and reimbursement of all related expenses if such committee meeting is held at a time when it does not coincide with a board meeting.

VOTE REQUIRED; BOARD RECOMMENDATION

     Individual directors will be elected by a favorable vote of a plurality of the common shares represented and entitled to vote in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH HEREIN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE COMPENSATION COMMITTEE

     Members of the Compensation Committee evaluate the performance of senior management, including the president, and review and approve the base compensation and bonuses for the Company's executive officers. The Compensation Committee also administers the Company's Executive Bonus Plan and employee stock option plans. The Compensation Committee periodically reports to the Board on its activities.

     Compensation Philosophy. The Compensation Committee bases its decisions on the Company's executive compensation philosophy, which relates the level of compensation to the Company's success in meeting its annual and long-term performance goals, rewards individual achievement and seeks to attract and retain qualified executives. The Company's executive compensation program consists of two principal components: (i) base salary and, (ii) a potential for an annual bonus under the Company's Executive Bonus Plan based upon the Company achieving a threshold level of profitability as well as individual performance. The Company positions its overall executive compensation levels at or near the median of the range of compensation levels for other companies comparable to the Company located in Southern California and which are viewed as competitors for executive talent in the overall labor market. This data is obtained from surveys conducted by external compensation consultants and trade associations. In reviewing this data, the Company takes into account how its compensation policies and overall performance compare to similar indices for comparable companies.

     The Company employs a formal performance review system for all employees, including the president and the other Named Executive Officer (as defined on page 6). This process generates information that the Compensation Committee uses in making decisions on base compensation and awards under the Company's Executive Bonus Plan. The president is responsible for preparing the reviews on all executive officers other than himself. The Compensation Committee Chairman is responsible for preparing the review on the president. All reviews are then discussed and approved by the Compensation Committee. Executive performance is measured both in terms of the performance of the Company as a whole and various individual performance factors, including the performance of divisions for which such officer had management responsibility and individual managerial accomplishments.

     The Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the president and the corporation's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation of any individual covered employee exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation that is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation that constitutes "performance-based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify the compensation paid to its top executives for deductibility under the law in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and projected compensation payable to the Company's "covered employees" for the 2001 taxable year, all compensation payable by the Company in 2000 to such covered employees should be deductible by the Company.

     Base Salaries. In determining base salaries for executive officers, the Compensation Committee reviews external comparative data and also receives recommendations from management. The Compensation Committee bases its decisions on such data, as well as internal salary comparisons and individual performance evaluations. Under this system, salary increases have generally the same effect as a cost of living adjustment, although increases are not expressly tied to any cost of living indicator. Increases are awarded, however, only to those executives who are performing at or above a satisfactory level.

     Executive Bonus Plan. In addition to base compensation, executives are eligible to participate in the Company's Executive Bonus Plan. Under the Executive Bonus Plan, the Compensation Committee has set threshold levels of net after tax profit, exclusive of extraordinary items, for 2000. No bonus awards are made for any year in which the Company does not meet the threshold profitability level. The amount of the bonus pool is based on a percentage of the Company's net after tax profits above the profitability thresholds and shall not cause the net after tax profit to fall below the threshold after computation of the bonus pool. During each year of the Executive Bonus Plan, the Company's research and development budget must be maintained at a level to ensure that the Company's new product development is sufficient to keep it competitive in its marketplace, and continuation product engineering sufficient to maintain the Company's existing products is also required. The Compensation Committee retains discretion to adjust the bonus pool and awards based upon extraordinary circumstances and other criteria as determined by the Compensation Committee.

     Individual awards under the Executive Bonus Plan are determined by the size of the bonus pool and individual performance of the executive. The Compensation Committee has structured the Executive Bonus Plan so that award potential is consistent with competitive norms and potentially represents a significant percentage of the executive's overall compensation in any given year. Awards are paid after completion of the Company's audited financial statements for that year. The Company met the profitability threshold under the Executive Bonus Plan for 2000.

     Equity Participation. The Compensation Committee believes that equity participation serves to align the interests of executive officers with shareholder value. The number of stock options granted or restricted stock awarded takes into account the recipient's position and is intended to recognize different levels of responsibility. In determining the level of stock option grants or restricted stock awarded, the Compensation Committee also considers competitive practices. As a result, grants and awards may vary from year to year.

     The foregoing report has been furnished by the Compensation Committee.

                                          Theodore A. Johnson, Chairman
                                          May 9, 2001

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table shows, for the years ended December 31, 2000, 1999, and 1998, the compensation earned by the President and the only executive officer of the Company earning in excess of $100,000 during 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                  ANNUAL COMPENSATION          COMPENSATION AWARDS
                                                ------------------------   ----------------------------
                                                                             AWARDS
                                                                           ----------
                                                                           NUMBER OF       ALL OTHER
        NAME AND PRINCIPAL POSITION(S)          YEAR   SALARY(1)   BONUS   OPTIONS(2)   COMPENSATION(3)
        ------------------------------          ----   ---------   -----   ----------   ---------------
M. Mark Michalko..............................  2000   $167,674     --           --           --
  President and Director                        1999   $151,421     --       65,000           --
                                                1998   $144,518     --           --           --
Timothy R. Groth..............................  2000   $138,275     --           --           --
  Vice President,                               1999   $122,762     --       30,000           --
  Technical Operations                          1998   $123,852     --           --           --

---------------
(1) Perquisites in 2000, 1999 and 1998 are included under salary and did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any such officer.

(2) All awards are incentive stock options granted pursuant to the Company's 1990 Employee Stock Option Plan.

(3) All amounts are Company matching contributions to the Employee Stock Bonus 401(k) Plan in 1997. There were no Company matching contributions in 2000, 1999 and 1998.

STOCK OPTION GRANTS

     There were no stock options or stock appreciation rights granted to executive officers in 2000.

STOCK OPTION HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning unexercised stock options held as of December 31, 2000. There were no stock options exercised by executive officers in 2000 and there were no unexercised, in-the-money stock options at December 31, 2000.

                              UNEXERCISED OPTIONS

                                                 NUMBER OF UNEXERCISED
                                              OPTIONS AT DECEMBER 31, 2000
                                              ----------------------------
                    NAME                      EXERCISABLE    UNEXERCISABLE
                    ----                      -----------    -------------
M. Mark Michalko............................    56,427          56,242
Timothy R. Groth............................    21,503          24,166

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The Company has entered into sales agreements to supply terminals, spares and services to entities in which the Company's largest shareholder, Berjaya, has a significant equity interest. Revenues related to these agreements totaled $1.3 million in 2000. Included in accounts receivable was $0.1 million and $0.2 million at December 31, 2000 and 1999 respectively, relating to Philippine Gaming Management Corporation (PGMC), a long-standing customer and a majority owned Berjaya subsidiary.

     During 1996, the Company entered into an agreement with Berjaya (1996 Agreement) to purchase specific inventory on behalf of Berjaya to enable the Company to satisfy certain future potential orders in a timely manner. Title to the inventory purchased resides with Berjaya; therefore, no amounts are reflected in the consolidated balance sheets for inventory purchased on their behalf. Advances received in excess of inventory purchased aggregated approximately $392 thousand as of December 31, 2000.

     In November 2000, a purchase order was received under the 1996 Agreement to supply PGMC with terminals. The sale generated limited cash to the Company, but decreased the amount of inventory purchased on behalf of Berjaya referenced above. Over 78% of the $0.5 million contract revenue was paid directly to Berjaya and used to reduce the Berjaya inventory held by the Company. PGMC also purchased an additional $568 thousand in spare parts during 2000.

     In November 2000, the Company and Sports Toto Malaysia Sdn Bhd (STM), a subsidiary of Berjaya, executed an agreement for the Company to supply an on-line lottery system and services to STM for $8.1 million. The system is scheduled to be operational in the third quarter of 2001. Revenues totaling $188 thousand were recognized on this contract in 2000.

     In February 2001, the Affiliations Committee of the Board of Directors approved a $1.5 million, six-month, short-term loan to Berjaya at an interest rate of 9% per annum. The note is due on August 31, 2001.

                       FISCAL 2000 AUDIT FIRM FEE SUMMARY

     During fiscal year 2000, the Company retained its principal auditor, Arthur Andersen, to provide services in the following categories and amounts:

Audit Fees................................................  $159,000
All Other Fees............................................  $ 18,400

     The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.,
                  THE S&P SMALLCAP 600 INDEX AND A PEER GROUP

                              [PERFORMANCE GRAPH]

                                                 INTERNATIONAL LOTTERY &
                                                TOTALIZATOR SYSTEMS, INC.          PEER GROUP               S&P SMALLCAP 600
                                                -------------------------          ----------               ----------------
12/95                                                       100                         100                         100
12/96                                                     59.09                      117.87                      121.32
12/97                                                     59.09                      120.25                      152.36
12/98                                                      8.33                       96.24                      156.52
12/99                                                     19.71                       87.67                      175.93
12/00                                                     12.12                       81.63                      196.69

              --------------------------------------------------------------------------------
                                      12/95     12/96     12/97     12/98     12/99     12/00
              --------------------------------------------------------------------------------
               International
               Lottery &
               Totalizator
               Systems, Inc.         100.00     59.09     59.09      8.33     19.71     12.12
               Peer Group            100.00    117.87    120.25     96.24     87.67     81.63
               S&P Smallcap 600      100.00    121.32    152.36    156.52    175.93    196.69
              --------------------------------------------------------------------------------

---------------
* INVESTED ON 12/31/95 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes, based upon a review of reports furnished to the Company, that all reports were timely filed, and that, during 2000 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     All shareholders of record at the close of business on May 4, 2001, the record date for the determination of shareholders entitled to vote at the Annual Meeting, have been sent or are currently being sent a copy of the Company's Annual Report, including financial statements for the year ended December 31, 2000.

     The expense of preparing, printing and mailing the Notice of Annual Meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to regular salary, may solicit proxies by mail, telegraph, telephone, or personal interview. The Company may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

     Management knows of no business that will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgement.

     Management has invited a representative from the Company's independent auditors, Arthur Andersen LLP, to attend the meeting.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for presentation at the 2002 Annual Meeting must be received by the Company no later than January 31, 2002 to be considered for inclusion in the 2001 proxy and proxy statement. In addition, pursuant to a rule of the SEC, if the Company has not received notice by April 2, 2002 of any matter a shareholder intends to propose for a vote at the next annual meeting of shareholders, then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                          By order of the Board of Directors,

                                          /s/ M. MARK MICHALKO

                                          M. Mark Michalko
                                          President

May 13, 2001
Carlsbad, California

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS,INC.

       The undersigned hereby appoints James E. Snow and Lawrence E. Logue proxies, each with power to act without the other and with power of substitution, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of International Lottery & Totalizator Systems, Inc., standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders to be held June 28, 2001 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)







--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                                  AN INVITATION

              Please join Management and the Board of Directors of
               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                for the year 2001 Annual Meeting of Shareholders

              DATE:    Thursday, June 28, 2001

              TIME:    3 p.m.

              PLACE:   Grand Pacific Palisades Resort & Hotel
                       5805 Armada Drive
                       Carlsbad, California  92008
                       Call for directions if necessary (760) 827-3200

              R.S.V.P. Jim Snow:  Tel:     (760) 760-3629
                                  Fax:     (760) 931-1789
                                  E-Mail:  jsnow@ilts.com

                                                                                                                     Please mark
                                                                                                                   your votes as
                                                                                                                    indicated in [X]
                                                                                                                    this example

                                                         FOR          WITHHELD
The Board of Directors recommends a vote FOR             ALL          FROM ALL
                                                       NOMINEES       NOMINEES
ELECTION OF DIRECTORS                                    [ ]             [ ]     In their discretion, the proxies are authorized
Nominees:                                                                        to vote upon such other business as may properly
                                                                                 come before the meeting.
Frederick A. Brunn    M. Mark Michalko
Chan Kien Sing        Ng Foo Leong
Theodore A. Johnson   Martin J. O'Meara, Jr.
Alain K. K. Lee


     [ ]
        --------------------------------------
        For all nominees except as noted above

Signature(s)                                                Date
            ----------------------------------------------      ----------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE